Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT effective as of the last date on the signature block, to the Custody Agreement dated as of August 10, 2023, as amended (the “Agreement”), is entered into by and between PROFESSIONALLY MANAGED PORTFOLIOS, a Massachusetts business trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a fund and fee schedule to the Agreement; and
WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1.The Exhibit for Otter Creek Advisors, LLC attached hereto, is hereby added to the Agreement.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Jason Hadler	By: /s/ Gregory Farley

Name: Jason Hadler	Name: Gregory Farley

Title: President	Title: Senior Vice President

Date: 4/29/2024	Date: 5/9/2024

Exhibit for Otter Creek Advisors, LLC
to the
Professionally Managed Portfolios Custody Agreement

Name of Series

Otter Creek Focus Strategy ETF

Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum where Adviser acts as investment adviser to the fund(s) in the same registered investment company.
Annual Minimum per Fund¹    Basis Points on Trust AUM¹
All ETFs - $___     Balance - 0.75 bps

See APPENDIX C for Services and Associated Fees in addition to Base Fee
See Additional Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

¹ Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's 12-month period beginning with the Fund's launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, Adviser would owe U.S. Bank up to 50% of $___ ($___ admin/acct/ta + $___ Custody + $___ Distributor).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

APPENDIX C - Custody Services in addition to the Base Fee
Portfolio Transaction Fees²
■$___ - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$___ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$___ - Option/SWAPS/future contract written, exercised or expired
■$___ - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$___ - Physical security transaction
■$___ - Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity
Additional Services
■Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■$___ per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)
■Class Action Services - $___ filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed $___ .
■No charge for the initial conversion free receipt.
■Overdrafts - Charged to the account at prime interest rate plus 2%, unless a line of credit is in place.
■Additional fees will apply - Third Party lending

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² "Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Australia	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Austria	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bahrain	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Botswana	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Brazil	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malta	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Croatia	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Denmark	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Egypt	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Estonia	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)**	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network. **Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Global Custody Base Fee
$__ monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions."
Plus: Global Custody Transaction Fees¹
Global Custody transaction fees associate with Sponsor Trades². (See schedule above)
■A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule above)
Global Custody Tax Services:
■$__ per annum - Global Filing
■$__ per annum - U.S. Domestic Filing (Only ADRs)
■Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, SWIFT reporting and message fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■The client may also may be charged certain expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■

Fees are calculated pro rata and billed monthly

¹"Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Adviser’s signature below is solely in acknowledgment of the above fee schedule.

Otter Creek Advisors, LLC

By: /s/ Justin Beals
Name: Justin Beals
Title: CCO
Date: 5/9/24